POWER OF ATTORNEY


	KNOW ALL MEN BY THESE PRESENTS, that the person whose name appears below nominates, constitutes and appoints Donald F. Crumrine, Robert M. Ettinger and Peter C.
Stimes (with full power to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any and all capacities, to execute any and all filings on Form 4 (Statement of Changes of Beneficial Ownership of
Securities) pursuant to Section 16(a) of the Securities Exchange Act of 1934 and Section 30(h) of the Investment Company Act of 1940, as amended ("Form 4 Filings") with respect to changes of beneficial ownership of securities of FLAHERTY &
CRUMRINE PREFERRED INCOME FUND INCORPORATED
(the "Fund"), and to file with the Securities and Exchange Commission, The New York Stock Exchange and the Fund such
Form 4 Filings, granting unto said attorney, full power and authority to do and perform certain acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as the undersigned himself might or could do.

	IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 18th day of February, 2004.



/s/ Martin Brody
Name: Martin Brody
Title:   Director, Flaherty & Crumrine Preferred Income Fund
Incorporated


EXPIRES:  February 28, 2005